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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Nastech Pharmaceutical Company Inc.:


We consent to incorporation by reference in the registration statements (No. 333-16507 and No. 333-45264) on Forms S-2, (No. 333-44035, No. 333-59472, No.
333-62800, No. 333-72742, No. 333-108845, No. 333-111324 and No. 333-119429) on
Forms S-3 and (No. 333-28785, No. 333-46214, No. 333-49514, No. 333-92206, No.
333-92222 and No. 333-118206) on Forms S-8 of Nastech Pharmaceutical Company Inc. of our reports dated February 18, 2005, with respect to the consolidated balance sheets of Nastech Pharmaceutical Company Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2004 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K/A of Nastech Pharmaceutical Company Inc.


/s/ KPMG LLP
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Seattle, Washington
April 25, 2005